Exhibit 23.2

SFAI MALAYSIA PLT
202206000021 (LLP0031758-LCA) & AF 002216
Chartered Accountants
Block C2-G,
Ground Floor, Setiawalk,
Persiaran Wawasan
47160 Puchong,
Selangor, Malaysia.
Tel: 603-7802 9000

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-l of Megan Holdings Limited of our report dated May 15, 2026 relating to the consolidated financial statements of Megan Holdings Limited as of December 31, 2025 and for the year then ended, which appears in the Company’s Annual Report on Form 20-F for the year ended December 31, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ SFAI MALAYSIA PLT

Malaysia
October 20, 2026